Exhibit 99.1

Avid Technology Announces Q1 2017 Results and Issues Q2 2017 Guidance
Exceeded Guidance for Bookings and Adjusted Free Cash Flow; In-Line on All Other Metrics
Performance Drives Positive Free Cash Flow and Sequential Improvement in Liquidity
Record Recurring Revenue Bookings and Strong Revenue Backlog Provide Revenue Visibility

BURLINGTON, MA, May 10, 2017 Avid® (NASDAQ:AVID) announced its first quarter 2017 financial results today, provided second quarter 2017 financial guidance and reaffirmed its guidance for the full year 2017.

Highlights of First Quarter 2017 Results

•	GAAP Revenue was $104.1 million, in-line with guidance, down $39.4 million year-over-year and down $11.2 million sequentially.

•
GAAP Gross Margin was 61.1%, down 8.7 percentage points year-over-year and up 0.8 percentage points sequentially; non-GAAP Gross Margin was 63.0%, down 8.2 percentage points year-over-year and up 1.1 percentage points sequentially.

•
GAAP Operating Expenses were $60.5 million, down $13.8 million year-over-year and up $2.0 million sequentially; Non-GAAP Operating Expenses were $56.1 million, in-line with guidance, down $11.4 million year-over-year and up $6.0 million sequentially.

•
GAAP Net Loss was $1.9 million, down $22.9 million year-over-year and down $7.1 million sequentially; Adjusted EBITDA was $13.0 million, in-line with guidance, down $25.5 million year-over-year and down $12.2 million sequentially.

•
GAAP Net Cash provided by Operating Activities was $3.5 million, an improvement of $14.7 million year-over-year and an improvement of $3.8 million sequentially; Adjusted Free Cash Flow was $6.8 million, above the guidance range, an improvement of $16.2 million year-over-year and an improvement of $4.8 million sequentially.

•
Bookings and Constant Currency Bookings were $172.3 million and $179.7 million, above the guidance range and up $79.8 million and $81.6 million year-over-year, respectively. Bookings and Constant Currency Bookings were up sequentially $46.9 million and $45.1 million, respectively. The commercial agreement signed with Beijing Jetsen Technology Co., Ltd. (“Jetsen”) in January 2017, which was reflected in the Q1 guidance range for bookings, contributed to the significant year-over-year and sequential growth.

Avid Everywhere Momentum Continues

•	More than 46,700 enterprise users on the MediaCentral platform at the end of Q1 2017, a 30% increase year-over-year

•	More than 70,900 paying individual, cloud-enabled subscribers, a substantial majority of whom are new customers to Avid, at the end of Q1 2017, a 2.0x increase year-over-year

•	Digital bookings in Q1 2017 increased 59% year-over-year

•
Record bookings attributable to recurring revenue of $113.1 million, which included the impact of the commercial agreement signed with Jetsen, represented 63% of total bookings in Q1 2017, up from 34% in Q1 2016

“We are pleased to have once again met or exceeded quarterly guidance for all of our metrics and delivered positive Free Cash Flow, which resulted in a sequential increase in our liquidity position,” said Louis Hernandez, Jr., Chairman and CEO of Avid. “In addition, the commercial agreement for Greater China that we signed with Jetsen during the quarter is further advancing our shift to recurring revenue, driving growth through guaranteed minimums and providing greater visibility with a larger backlog.”

Mr. Hernandez continued, “Excluding Greater China, bookings grew 9% year-over-year on the strength of NEXIS, digital and recurring revenue bookings. The growth of recurring revenue bookings was driven by gains in subscription and maintenance, which continue to benefit from our strategy for enterprises and individuals. Execution of our efficiency program drove a 17% year-over-year reduction in Non-GAAP Operating Expenses, which, combined with revenue less impacted by pre-2011 amortization and elimination of implied PCS revenue, yielded an Adjusted EBITDA margin of 12% and Adjusted Free Cash Flow conversion of Adjusted EBITDA of 52%.”

“As we reach the closing stages of our transformation, I am proud of the strategic, operational and financial achievements that we have made. This work has ensured that Avid is ready to fully capitalize on the growth opportunities made available by its Cloud strategy, including leveraging the Strategic Cloud Alliance announced with Microsoft last month at Avid Connect, our annual customer event.” Mr. Hernandez concluded.

Financial Guidance
Avid’s second quarter 2017 financial guidance is set forth in the table below.
“We are pleased to reaffirm our full year 2017 guidance and provide Q2 2017 guidance, which demonstrates a continued improvement in the conversion of bookings to revenue, significant year-over-year reduction in non-GAAP operating expenses, healthy EBITDA margin and Adjusted Free Cash Flow that is approximately neutral at the mid-point, a considerable improvement from a year ago. We continue to be encouraged by the financial performance resulting from Avid’s transformation and remain focused on delivering a predictable financial model which generates cash and can scale as Avid transitions to its next phase of growth,” said Brian E. Agle, Avid’s Senior Vice President and Chief Financial Officer.

Second Quarter 2017 Guidance

(in $ millions)
Bookings (Constant Currency)	$95-$109
Bookings	$87-$101
Revenue	$93-$103
Non-GAAP Operating Expenses	$53-$57
Adjusted EBITDA	$6-$12
Adjusted Free Cash Flow	($4)-$4

All guidance presented by the Company is inherently uncertain and subject to numerous risks and uncertainties. Avid’s actual future results of operations and cash flows could differ materially from those shown in the tables above. For a discussion of some of the key assumptions underlying the guidance, as well as the key risks and uncertainties associated with these forward-looking statements, please see “Forward Looking Statements” below as well as the Avid Technology Fourth Quarter and Full Year 2016 Business Update presentation posted on Avid’s investor relations website.

Avid includes non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted Free Cash Flow, non-GAAP Operating Income (loss), non-GAAP Operating Expenses, non-GAAP Gross Margin, Adjusted EBITDA margin and Adjusted Free Cash Flow conversion of Adjusted EBITDA. The Company also includes the operational metrics of bookings, revenue backlog and recurring revenue bookings in this release. Avid believes the non-GAAP financial measures and operational metrics provided in this release provide helpful information to investors with respect to evaluating the Company’s performance. Unless noted, all financial information is reported based on actual exchange rates. Definitions of the non-GAAP financial measures are included in our Form 8-K filed today. Reconciliations of the non-GAAP financial measures in this release to the Company's comparable GAAP financial measures for the periods presented are set forth below and are also included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com, which also includes definitions of the operational metrics.

The earnings release also includes forward-looking non-GAAP financial measures, including Adjusted EBITDA, non-GAAP Operating Expenses and Adjusted Free Cash Flow. Reconciliations of these forward-looking non-GAAP financial measures were not included in the earnings release due to the high variability and difficulty in making accurate forecasts and projections of some of the excluded information, together with some of the excluded information not being ascertainable or accessible at this time. As a result, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measure without unreasonable efforts.

Conference Call

A conference call to discuss Avid's financial results for the first quarter 2017 will be held on Wednesday, May 10, 2017 at 8:30 a.m. ET. The call will be open to the public and can be accessed by dialing 719-325-2278 and referencing confirmation code 2768857. You may also listen to the call on the Avid Investor Relations website. To listen via the website, go to the events tab at ir.avid.com for complete details prior to the start of the conference call. A replay of the call will also be available on the Avid Investor Relations website shortly after the completion of the call.

Forward-Looking Statements

Certain information provided in this press release, including the tables attached hereto, include forward-looking statements that involve risks and uncertainties, including projections and statements about our anticipated plans, objectives, expectations and intentions. Among other things, this press release includes estimated results of operations for 2017, which estimates are based on a variety of assumptions about key factors and metrics that will determine our future results of operations, including, for example, anticipated market uptake of new products, realization of identified efficiency programs and market based cost inflation. Other forward-looking statements include, without limitation, statements based upon or otherwise incorporating judgments or estimates relating to future performance such as future operating results and expenses; earnings; bookings; backlog; revenue backlog conversion rate; product mix and free cash flow; our long-term and recent cost savings initiatives and the anticipated benefits therefrom; our future strategy and business plans; our product plans, including products under development, such as cloud and subscription based offerings; our liquidity and ability to raise capital and our liquidity. The projected future results of operations, and the other forward-looking statements in this release are based on current expectations as of the date of this release and subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the effect on our sales, operations and financial performance resulting from: our liquidity; our ability to execute our strategic plan, including cost savings initiatives, and meet customer needs; our ability to retain and hire key personnel; our ability to produce innovative products in response to changing market demand, particularly in the media industry; our ability to successfully accomplish our product development plans; competitive factors; history of losses; fluctuations in our revenue, based on, among other things, our performance and risks in particular geographies or markets; our higher indebtedness and ability to service it and meet the obligations thereunder; restrictions in our credit facilities; our move to a subscription model and related effect on our revenues and ability to predict future revenues; elongated sales cycles; fluctuations in foreign currency exchange rates; seasonal factors; adverse changes in economic conditions; variances in our revenue backlog and the realization thereof; the identified material weaknesses in our internal control over financial reporting; and the possibility of legal proceedings adverse to our company. Moreover, the business may be adversely affected by future legislative, regulatory or changes, including tax law changes, as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect our business and prospects are set forth in our public filings with the SEC. Forward-looking statements contained herein are made only as to the date of this press release and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

About Avid
Through Avid Everywhere™, Avid delivers the most open and efficient media platform, connecting content creation with collaboration, asset protection, distribution and consumption. Avid’s preeminent customer community uses Avid’s comprehensive tools and workflow solutions to create, distribute and monetize the most watched, loved and listened to media in the world-from prestigious and award-winning feature films, to popular television shows, news programs and televised sporting events, and celebrated music recordings and live concerts. With the most flexible deployment and pricing options, Avid’s industry-leading solutions include Pro Tools®, Media Composer®, Avid NEXIS™, Interplay®, ProSet™ and RealSet™, Maestro™, PlayMaker™, and Sibelius®. For more information about Avid solutions and services, visit www.avid.com, connect with Avid on Facebook, Instagram, Twitter, YouTube, LinkedIn, or subscribe to Avid Blogs.

© 2017 Avid Technology, Inc. All rights reserved. Avid, the Avid logo, Avid Everywhere, Avid NEXIS, iNEWS, Interplay, AirSpeed, MediaCentral, Media Composer, PhraseFind, Pro Tools, ScriptSync and Sibelius are trademarks or registered trademarks of Avid Technology, Inc. or its subsidiaries in the United States and/or other countries. The Interplay name is used with the permission of the Interplay Entertainment Corp. which bears no responsibility for Avid products. Product features, specifications, system requirements and availability are subject to change without notice.

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Operations
(unaudited - in thousands except per share data)

	Three Months Ended
	March 31,
	2017	2016
Net revenues:
Products	$51,006	$84,509
Services	53,101	59,038
Total net revenues	104,107	143,547

Cost of revenues:
Products	24,504	27,124
Services	14,094	14,409
Amortization of intangible assets	1,950	1,950
Total cost of revenues	40,548	43,483
Gross profit	63,559	100,064

Operating expenses:
Research and development	18,888	21,405
Marketing and selling	25,811	31,619
General and administrative	14,431	17,719
Amortization of intangible assets	363	786
Restructuring costs, net	983	2,777
Total operating expenses	60,476	74,306

Operating income	3,083	25,758

Interest and other expense, net	(4,846)	(4,183)
(Loss) income before income taxes	(1,763)	21,575
Provision for income taxes	152	635
Net (loss) income	$(1,915)	$20,940

Net (loss) income per common share – basic and diluted	$(0.05)	$0.53

Weighted-average common shares outstanding – basic	40,772	39,566
Weighted-average common shares outstanding – diluted	40,772	39,640

AVID TECHNOLOGY, INC.
Reconciliations of GAAP financial measures to Non-GAAP financial measures
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2017	2016
Non-GAAP revenue
GAAP revenue	$104,107	$143,547
Amortization of acquired deferred revenue	—	269
Non-GAAP revenue	104,107	143,816
Pre-2011 Revenue	405	9,338
Elim PCS	1,700	17,600
Non-GAAP Revenue w/o Pre-2011 and Elim	102,002	116,878

Non-GAAP gross profit
GAAP gross profit	63,559	100,064
Amortization of acquired deferred revenue	—	269
Amortization of intangible assets	1,950	1,950
Stock-based compensation	64	179
Non-GAAP gross profit	65,573	102,462
Pre-2011 Revenue	405	9,338
Elim PCS	1,700	17,600
Non-GAAP gross profit w/o Pre-2011 and Elim	63,468	75,524

Non-GAAP operating expenses
GAAP operating expenses	60,476	74,306
Less Amortization of intangible assets	(363)	(786)
Less Stock-based compensation	(1,347)	(1,908)
Less Restructuring costs, net	(983)	(2,777)
Less Restatement costs	(122)	(80)
Less Acquisition, integration and other costs	(2)	(515)
Less Efficiency program costs	(1,522)	(716)
Non-GAAP operating expenses	56,137	67,524

Non-GAAP operating income
GAAP operating income	3,083	25,758
Amortization of acquired deferred revenue	—	269
Amortization of intangible assets	2,313	2,736
Stock-based compensation	1,411	2,087
Restructuring costs, net	983	2,777
Restatement costs	122	80
Acquisition, integration and other costs	2	515
Efficiency program costs	1,522	716
Non-GAAP operating income	9,436	34,938

Adjusted EBITDA
Non-GAAP operating income (from above)	9,436	34,938
Depreciation	3,570	3,611
Adjusted EBITDA	13,006	38,549
Adjusted EBITDA margin	12%	27%
Pre-2011 Revenue	405	9,338
Elim PCS	1,700	17,600
Adjusted EBITDA w/o Pre-2011 and Elim	10,901	11,611

Adjusted free cash flow
GAAP net cash provided by (used in) operating activities	3,534	(11,209)
Capital expenditures	(1,729)	(4,518)
Free Cash Flow	1,805	(15,727)

Non-Operational / One-time Items
Restructuring payments	3,294	3,533
Restatement payments	59	—
Acquisition, integration and other payments	15	773
Efficiency program payments	1,585	1,981
Sub-Total Non-Operational / One-Time Items	4,953	6,287

Adjusted free cash flow	$6,758	$(9,440)
Adjusted free cash flow conversion of adjusted EBITDA	52%	(24)%

These non-GAAP measures reflect how Avid manages its businesses internally. Avid’s non-GAAP measures may vary from how other companies present non-GAAP measures. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP.  Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP.

AVID TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(unaudited - in thousands)

	March 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$47,014	$44,948
Accounts receivable, net of allowances of $8,886 and $8,618 at March 31, 2017 and December 31, 2016, respectively	43,626	43,520
Inventories	49,128	50,701
Prepaid expenses	12,008	6,031
Other current assets	5,733	5,805
Total current assets	157,509	151,005
Property and equipment, net	28,414	30,146
Intangible assets, net	20,620	22,932
Goodwill	32,643	32,643
Long-term deferred tax assets, net	1,265	1,245
Other long-term assets	9,913	11,610
Total assets	$250,364	$249,581

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$28,844	$26,435
Accrued compensation and benefits	27,843	25,387
Accrued expenses and other current liabilities	31,929	34,088
Income taxes payable	1,162	1,012
Short-term debt	5,000	5,000
Deferred revenues	144,425	146,014
Total current liabilities	239,203	237,936
Long-term debt	189,302	188,795
Long-term deferred tax liabilities, net	543	913
Long-term deferred revenues	78,608	79,670
Other long-term liabilities	11,644	12,178
Total liabilities	519,300	519,492

Stockholders’ deficit:
Common stock	423	423
Additional paid-in capital	1,041,005	1,043,063
Accumulated deficit	(1,273,063)	(1,271,148)
Treasury stock at cost	(29,255)	(32,353)
Accumulated other comprehensive loss	(8,046)	(9,896)
Total stockholders’ deficit	(268,936)	(269,911)
Total liabilities and stockholders’ deficit	$250,364	$249,581

AVID TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended
	March 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(1,915)	$20,940
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,815	6,347
(Recovery) provision for doubtful accounts	(110)	319
Stock-based compensation expense	1,411	2,087
Non-cash interest expense	3,131	3,878
Unrealized foreign currency transaction losses	1,722	2,936
Benefit from deferred taxes	(374)	(784)
Changes in operating assets and liabilities:
Accounts receivable	14	14,800
Inventories	1,573	(3,579)
Prepaid expenses and other current assets	(5,850)	(4,061)
Accounts payable	2,388	(14,216)
Accrued expenses, compensation and benefits and other liabilities	(1,773)	(960)
Income taxes payable	164	1,093
Deferred revenues	(2,662)	(40,009)
Net cash provided by (used in) operating activities	3,534	(11,209)

Cash flows from investing activities:
Purchases of property and equipment	(1,729)	(4,518)
Increase in other long-term assets	(7)	(8)
Decrease (increase) in restricted cash	1,700	(4,544)
Net cash used in investing activities	(36)	(9,070)

Cash flows from financing activities:
Proceeds from long-term debt	—	100,000
Repayment of debt	(1,250)	—
Proceeds from the issuance of common stock under employee stock plans	2	—
Common stock repurchases for tax withholdings for net settlement of equity awards	(372)	(307)
Proceeds from revolving credit facilities	—	25,000
Payments on revolving credit facilities	—	(30,000)
Payments for credit facility issuance costs	—	(4,919)
Net cash (used in) provided by financing activities	(1,620)	89,774

Effect of exchange rate changes on cash and cash equivalents	188	433
Net increase in cash and cash equivalents	2,066	69,928
Cash and cash equivalents at beginning of period	44,948	17,902
Cash and cash equivalents at end of period	$47,014	$87,830

AVID TECHNOLOGY, INC.
Supplemental Revenue Information
(unaudited - in thousands)

	March 31,	December 31,	March 31,
Revenue Backlog*	2017	2016	2016

Pre-2011	$691	$1,095	$16,529
Post-2010	$222,342	$224,589	$291,893
Deferred Revenue	$223,033	$225,684	$308,422
Other Backlog	$271,184	$203,625	$188,550
Total Revenue Backlog	$494,217	$429,309	$496,972

The expected timing of recognition of revenue backlog as of March 31, 2017 is as follows:

	2017	2018	2019	Thereafter	Total
Orders executed prior to January 1, 2011	$547	$144	$—	$—	$691
Orders executed or materially modified on or	$112,131	$51,853	$24,591	$33,767	$222,342
after January 1, 2011
Other Backlog	$83,463	$82,512	$57,396	$47,813	$271,184
Total Revenue Backlog	$196,141	$134,509	$81,987	$81,580	$494,217

*A definition of Revenue Backlog is included in the supplemental financial and operational data sheet available on our investor relations webpage at ir.avid.com.

Note: current estimates could change based on a number of factors, including (i) the timing of delivery of products and services, (ii) customer cancellations or change order, (iii) changes in the estimated period of time Implied Maintenance Release PCS is provided to customers, including as a result of changes in business practices.

Media Contact
Sara Griggs
Avid
310.821.0801
sara.griggs@avid.com

Investor Contact
Robert Roose
Avid
978.640.3375
robert.roose@avid.com